                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Middlefield Banc Corp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              Middlefield Banc Corp
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:  N/A
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: N/A
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: N/A
     -------------------------------------------------------------------------
     (5) Total fee paid: N/A
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid: N/A
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.: N/A
     -------------------------------------------------------------------------
     (3) Filing Party: N/A
     -------------------------------------------------------------------------
     (4) Date Filed: N/A
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                                                   April 8, 2002

Dear Shareholders:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Middlefield Banc Corp. The meeting will be held on Wednesday, May 15, 2002, 1:00 p.m. local time at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio. The attached Notice of Annual Meeting of Shareholders and proxy statement discuss the business to be conducted at the meeting.

         Your vote is important, regardless of the number of shares you own. Please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person, but it will ensure that your vote is counted.

         Thank you for your attention to this important matter.

                                                Sincerely,


                                                Donald D. Hunter
                                                Chairman of the Board

                             MIDDLEFIELD BANC CORP.
                             15985 East High Street

                             Middlefield, Ohio 44062

                                 (440) 632-1666

                     ______________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     ______________________________________

         Notice is hereby given that the Annual Meeting of Shareholders of Middlefield Banc Corp. will be held at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio on Wednesday, May 15, 2002 at 1:00 p.m. local time.

         A proxy and a proxy statement for the 2002 Annual Meeting are enclosed. The purpose of the annual meeting is to consider and act upon--

         1) election of three directors to serve until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified,

         2) ratification of the board's appointment of S.R. Snodgrass, A.C. as independent auditor for the fiscal year ending December 31, 2002, and

         3) such other business as may properly come before the meeting or any adjournment thereof.

         The board of directors is not aware of any other business to come before the annual meeting. Any action may be taken on the foregoing proposals at the 2002 Annual Meeting on the date specified or on any date or dates to which the annual meeting may be adjourned or postponed. The record date for determining shareholders entitled to notice of and to vote at the meeting is March 25, 2002.

         You are requested to complete and sign the enclosed proxy, which is solicited by the board of directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

                                            By Order of the Board of Directors,

                                            Nancy C. Snow
                                            Vice President and Secretary

Middlefield, Ohio
April 8, 2002

================================================================================
IMPORTANT: PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO MIDDLEFIELD BANC CORP. AT 15985 EAST HIGH STREET, P.O. BOX 35, MIDDLEFIELD, OHIO 44062, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.
================================================================================

                          THANK YOU FOR ACTING PROMPTLY

                             Middlefield Banc Corp.
                             15985 East High Street
                             Middlefield, Ohio 44062
                                 (440) 632-1666


                           _________________________

                                 Proxy Statement
                           _________________________


         This proxy statement is furnished in connection with the solicitation by the board of directors of Middlefield Banc Corp., an Ohio corporation, of proxies to be voted at the 2002 annual meeting of shareholders and at any adjournment or postponement thereof. The annual meeting will be held on Wednesday, May 15, 2002 at 1:00 p.m., local time, at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio. The accompanying Notice of Meeting and this proxy statement are first being mailed to shareholders on or about April 8, 2002.

Purpose of the Meeting

         At the annual meeting, we will ask Middlefield shareholders to elect three directors to serve until the 2005 annual meeting or until their successors are elected and qualified. We will also ask shareholders to ratify the appointment of Middlefield's independent auditor.

Voting and Revocation of Proxies

         Proxies solicited hereby may be used at the annual meeting only and will not be used for any other meeting. Proxies solicited by the board will be voted in accordance with the directions given. If no instructions are given, proxies will be voted in favor of the proposals set forth in this proxy statement.

         Shareholders who execute proxies retain the right to revoke them at any time before completion of the annual meeting, but revocation will not affect a vote previously taken. You may revoke a proxy by --

         . attending the annual meeting and advising Middlefield's Secretary that you intend to vote in person (but your attendance at the annual meeting will not constitute revocation of a proxy),

         .     giving a subsequent proxy relating to the same shares, or

         . filing with the Secretary at or before the annual meeting a written notice of revocation bearing a later date than the proxy.

         A written notice revoking a proxy should be delivered to Ms. Nancy C. Snow, Vice President and Secretary, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Unless revoked, the shares represented by proxies will be voted at the annual meeting.

Record Date and Outstanding Shares; Quorum

         If you were a shareholder at the close of business on March 25, 2002, you are entitled to vote at the annual meeting. As of March 25, 2002 1,103,544 shares of Middlefield common stock were issued and outstanding. When present in person or by proxy at the annual meeting, the holders of a majority of the shares of Middlefield common stock issued and outstanding and entitled to vote will constitute a quorum for the conduct of business at the meeting.

Vote Required

         Directors are elected by a plurality vote of shareholders present in person or by proxy and constituting a quorum, meaning the nominees receiving the greatest numbers of votes will be elected. Shareholders are entitled to one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise.

Abstentions and Broker Non-Votes


         Abstention may be specified on all proposals except the election of directors. Although they are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Because directors are elected by a plurality of votes cast, abstentions and broker non-votes have no effect on the election of directors.

         Definition of "Broker Non-vote." Rules of self-regulatory organizations of which brokers are members -- such as the New York Stock Exchange and the other major stock exchanges -- prevent brokers from voting customers' shares held in street name, unless the customer gives specific voting instructions to the broker or unless the proposal to be voted on is a routine proposal. The self-regulatory organizations' rules generally allow brokers the discretion to vote customers' shares on routine matters only, such as election of directors. Proposals to amend or adopt bylaws or articles of incorporation, proposals to adopt stock-compensation plans, and proposals to increase shares available for issuance under a plan by more than 5% of shares outstanding are examples of non-routine proposals. Brokers generally are not permitted by rules of their self-regulatory organizations to vote on those proposals unless the customer gives specific voting instructions. If a broker signs and submits a proxy without indicating how the proxy is to be voted on a non-routine proposal, the proxy is considered a so-called "broker non-vote" insofar as that non-routine proposal is concerned. Broker non-votes count toward establishment of a quorum, but they do not count as votes cast on a non-routine proposal.

VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table shows the beneficial ownership of Middlefield common stock on March 25, 2002 by --

         .     any person who is known by Middlefield to own beneficially more than 5% of the outstanding common stock,
         .     each director and director nominee and each executive officer identified in the Summary Compensation Table, and
         .     all directors and executive officers as a group.

         For purposes of the table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named or they are shared with members of his or her household. Shares deemed to be outstanding for purposes of computing "Percent of stock" are calculated on the basis of 1,103,544 shares outstanding, plus the number of shares each individual has the right to acquire within 60 days.


                                                                                 Shares         Shares acquirable
                                                                             beneficially       within 60 days by          Percent
Directors, nominees and named executive officers                                 owned         exercise of options/(1)/   of stock
--------------------------------------------------------------------------   ------------      ------------------------   --------
Thomas G. Caldwell, President and Chief Executive Officer ................         8,700  (2)                     3,500       1.1%
Richard T. Coyne .........................................................         1,218  (3)                     1,390       0.2%
Frances H. Frank .........................................................         6,564  (4)                     1,390       0.7%
Thomas C. Halstead .......................................................         8,616  (5)                     1,000       0.9%
George F. Hasman .........................................................         5,070                          1,390       0.6%
James R. Heslop, II, Executive Vice President and Chief
Operating Officer ........................................................           520  (6)                     3,000       0.3%
Donald D. Hunter, Chairman of the Board ..................................         7,686  (7)                     1,390       0.8%
Martin S. Paul ...........................................................            20                          1,390       0.1%
Donald E. Villers.........................................................         7,330  (8)                     1,190       0.8%
                                                                              ----------       ------------------------   --------
All directors, nominees and executive officers as a group (15 people) ....        47,693                         19,640       6.0%
                                                                              ==========       ========================   ========

(1) Options granted under Middlefield's 1999 Stock Option Plan. Options granted under the plan vest and become exercisable one year after the grant date and have ten-year terms.
(2) Includes 100 shares held by Mr. Caldwell as custodian for his minor children.
(3) Includes 60 shares held by Mr. Coyne as custodian for his grandchildren.
(4) Includes 3,786 shares held by Mrs. Frank's spouse. Mrs. Frank disclaims beneficial ownership of shares held by her spouse.
(5) Includes 2,917 shares held by Mr. Halstead's spouse and her trust. Mr. Halstead disclaims beneficial ownership of those shares.

(6) Includes 120 shares held by Mr. Heslop as custodian for his minor children.
(7) Includes 462 shares held by First United Methodist Church, for which Mr. Hunter acts as trustee.
(8) Includes 414 shares held by Mr. Villers' spouse and 200 shares held jointly by Mr. Villers' spouse with their children.

First Proposal -- Election of Directors

         According to Article III, Section 2 of Middlefield's regulations, the board may consist of no fewer than five and no more than 25 directors, the precise number being fixed or changed from time to time within that range by the board or by majority vote of shareholders acting at an annual meeting. At the 2002 annual meeting, three individuals identified below will be nominated to serve as directors for three-year terms ending at the 2005 annual meeting of shareholders, or until their successors are elected and qualified.

                                                 Current
Three director nominees and           Director    term
six continuing directors       Age     since     expires   Principal occupation in the last 5 years
---------------------------    ---    --------   -------   ----------------------------------------
Three Nominees for the Term Ending in 2005:

Frances H. Frank                54      1995       2002    Mrs. Frank is the Secretary and Treasurer of The Frank
                                                           Agency, Inc., a general insurance agency located in
                                                           Middlefield, Ohio

Thomas C. Halstead              70      1988       2002    Mr. Halstead is co-owner of Settlers Farm, a retail
                                                           shopping area located in Middlefield, Ohio.  He
                                                           previously was owner of Settlers Collections, a retail
                                                           gift outlet

Donald E. Villers               68      1987       2002    Mr. Villers is retired, having previously served as a
                                                           superintendent with Copperweld Steel, from which he
                                                           retired after 31 years of service.  Mr. Villers has
                                                           been a Township Trustee of Parkman Township in Geauga
                                                           County, Ohio since 1988
Six Continuing Directors:

Thomas G. Caldwell              44      1997       2004    Mr. Caldwell is President and Chief Executive Officer
                                                           of Middlefield and the bank.  Mr. Caldwell served as
                                                           Vice President of Middlefield until October 2000, when
                                                           he became its President and CEO as well

Richard T. Coyne                66      1997       2004    Mr. Coyne is the General Manager of Jaco Products, a
                                                           production plastics component manufacturer located in
                                                           Middlefield, Ohio.  He is also a Trustee of the Geauga
                                                           Park District Foundation, Geauga County, Ohio

George F. Hasman                76      1989       2003    Mr. Hasman was President of Middlefield until October
                                                           2000 , but he did not serve on a full-time basis.  He
                                                           previously served as Chairman and President of The
                                                           Twinsburg Banking Company, which was sold to FirstMerit
                                                           Corporation in 1982

James R. Heslop, II             48      2001       2003    Executive Vice President of The Middlefield Banking
                                                           Company since 1996, Mr. Heslop became Executive Vice
                                                           President and Chief Operating Officer of Middlefield on
                                                           October 30, 2000.  He became a director of the bank in
                                                           July 1999 and a director of Middlefield on November 19,
                                                           2001.  From July 1993 until joining the bank in April
                                                           1996, Mr. Heslop was a director, President and Chief
                                                           Executive Officer of First County Bank in Chardon,
                                                           Ohio, an institution with over $40 million total
                                                           assets.  First County Bank is an affiliate of FNB
                                                           Corporation of Naples, Florida

Donald D. Hunter                73      1977       2004    Mr. Hunter serves as Chairman of the Board of each of
                                                           Middlefield and the bank.  He is co-owner of H&H
                                                           Hardware, Inc. in Middlefield, Ohio

                                                 Current
Three director nominees and           Director    term
six continuing directors       Age     since     expires   Principal occupation in the last 5 years
---------------------------    ---    --------   -------   ----------------------------------------
Martin S. Paul                  58      1999       2003    Mr. Paul is Vice President of Paul's Lumber in
                                                           Garrettsville, Ohio.  He is also a Trustee of Ohio
                                                           Northern University in Ada, Ohio, a Trustee of Robinson
                                                           Memorial Hospital Foundation in Ravenna, Ohio and
                                                           President and Trustee of Hiram Community Trust in
                                                           Hiram, Ohio

         The number of directors was expanded to nine by board action on November 19, 2001. The board appointed James R. Heslop, II, Executive Vice President and Chief Operating Officer, to fill the vacancy created by the board expansion. Because of expansion of the board's size, the board was reclassified into three classes of three directors serving three-year terms, rather than two classes of four directors serving two-year terms. Director Hasman was elected at the 2001 Annual Meeting to a term expiring at the 2002 Annual Meeting, but because of the board reclassification his term was extended to the 2003 Annual Meeting. Directors Caldwell, Coyne, and Hunter were elected at the 2001 Annual Meeting to terms expiring at the 2003 Annual Meeting, but because of the board reclassification their terms were extended to the 2004 Annual Meeting.

         The board of Middlefield and the board of The Middlefield Banking Company are comprised of the same people. However, directors of The Middlefield Banking Company are elected annually and do not serve staggered terms. All of Middlefield's directors are expected to be nominated and elected to serve as directors of The Middlefield Banking Company for the following year.

         There are no family relationships among any of Middlefield's directors or executive officers. No director or executive officer of Middlefield serves as a director of (1) a company with a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940. None of Middlefield's directors or executive officers has been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved. None of them have been convicted of any crime, excluding traffic violations and similar minor offenses.

         Director Nominations. Neither Middlefield nor the bank has a nominating committee. The full board acts as a nominating committee, selecting nominees for election as director.

         A shareholder may submit a nomination for director by following the procedures specified in Article III, section 4 of Middlefield's regulations. Among other things, these procedures require that the shareholder deliver to Middlefield's Secretary a written notice stating the name and age of each nominee, the nominee's principal occupation, and the number of shares of Middlefield common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination. The information must be provided to the Secretary at least 60 days before the date corresponding to the date on which Middlefield's proxy materials were mailed to shareholders for the previous year's proxy statement, and no more than 120 days before that date. A nomination made by a shareholder who does not comply with these procedures will be disregarded.

         Board Committees. The only committees of Middlefield's board are the compensation committee and the audit committee. The members of Middlefield's compensation committee and the bank's compensation committee are Directors Villers (who acts as chairman of the committee), Frank, Halstead, and Paul. The compensation committee establishes the compensation of the senior executive officers of Middlefield and the bank. The bank's compensation committee met five times in 2001. The members of Middlefield's audit committee are Directors Hasman, Halstead, and Coyne (who acts as chairman of the committee). The audit committee is charged with examining or superintending the examination or audit of assets, liabilities, and results of operations on at least an annual basis, reporting the results to the board. It met three times in 2001.

         Audit Committee Independence. Middlefield believes that none of the directors who serve on the audit committee have a relationship with Middlefield or the bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is or has for the past three years been an employee of Middlefield or the bank, and no immediate family members of any of them is or has for the past three years been an executive officer of Middlefield or the bank. Although certain of the directors and their affiliates are indebted to the bank for credit extended in the ordinary course of business, payments made by them to Middlefield or the bank in the past three years have not in any of those years exceeded the greater of 5% of the affiliates' revenues or $200,000. In the opinion of Middlefield's board the directors who serve on the audit committee are "independent directors," as that term is defined in Rule 4200(a)(14) of the rules of the National Association of Securities Dealers, Inc. A copy of the audit committee charter is attached as Appendix A to this proxy statement. The charter was adopted by Middlefield's board in August 2001.

         Audit Committee Report. The audit committee has submitted the following report for inclusion in this proxy statement--

                  The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 and has discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, A.C., Middlefield's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor's independence), and has discussed with S.R. Snodgrass, A.C. the independent accountants' independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in Middlefield's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                  Submitted by the Audit Committee
                  George F. Hasman
                  Thomas C. Halstead
                  Richard T. Coyne

         Meeting Attendance. Middlefield's board met six times in 2001. The individuals who served in 2001 as directors of Middlefield attended at least 75% of (1) the total number of board meetings and (2) the total number of meetings held by all committees on which he or she served.

         Director Compensation. In 2001 Middlefield directors received compensation of $200 for each meeting attended. The Chairman of the Board received additional annual compensation of $2,400. Under Middlefield's 1999 Stock Option Plan, options to acquire 1,000 shares of Middlefield common stock were granted effective June 14, 1999 to each Middlefield director who was not also a full-time officer or employee of Middlefield or the bank. The exercise price of those options is $31.75 per share. The 1999 Stock Option Plan provides for an automatic grant of options on similar terms to any other nonemployee director elected or appointed after the May 12, 1999 adoption of the 1999 Stock Option Plan but during the term of the plan. In December 2000 each of Middlefield's seven non-employee directors received an additional grant of options to acquire 390 shares, exercisable at $24 per share. No stock options were granted in 2001.

         Directors are also entitled to life insurance benefits under the bank's group term life insurance program, paying benefits of $30,000 (or $19,000 in the case of Directors Hasman and Hunter) to the director's beneficiaries if the director dies while in service to the bank.

         Effective December 1, 2001 The Middlefield Banking Company entered into Director Retirement Agreements with each nonemployee director (each director other than Directors Caldwell and Heslop). The agreements are intended to encourage existing directors to remain directors of the bank, assuring the bank that it will have the benefit of the directors' experience and guidance in the years ahead. Middlefield and the bank believe it is necessary and appropriate to reward director service with a competitive compensation package, including board fees and post-retirement benefits. The agreements provide directors with a retirement benefit that Middlefield considers modest.

         For retirement on or after the normal retirement age estimated for each director, ranging from ages 71 to 78, the Director Retirement Agreements provide for an annual benefit for ten years in an amount equal to 25% of the final average annual fees earned by the director in the three years before retirement. However, no benefits will be payable unless the director has served as a director for at least five years, including years of service before the Director Retirement Agreements were entered into. If a director terminates service before his or her estimated normal retirement age for reasons other than death or disability, he or she will receive over a period of ten years a payment equal to the retirement-liability balance accrued by The Middlefield Banking Company at the end of the year before the year in which the director's service terminated. However, no benefits will be payable in the case of early termination unless the director is at least 55 years of age and has served as a director for at least five years, including years of service before the Director Retirement Agreements were entered into. If a director becomes disabled before his or her estimated normal retirement age, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by The Middlefield Banking Company at the end of the year before the year in which disability occurred. If a change in control occurs and a director's service terminates within 12 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the bank at the end of the year before the year in which termination occurred. For this purpose, the term "change in control" means--

         . a merger in which Middlefield's shareholders end up with less than 50% of the resulting company's voting stock, or

         . a beneficial ownership report is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 15% or more of Middlefield's voting securities, or

         . during any period of two consecutive years, individuals who constitute Middlefield's board of directors at the beginning of the two-year period cease for any reason to constitute a majority of the board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the directors in office at the beginning of the period, or

         . Middlefield sells substantially all of its assets to a third party, including sale of The Middlefield Banking Company.

         No benefits are payable under the Director Retirement Agreements to a director's beneficiaries after the director's death. The Director Retirement Agreements of Directors Frank, Halstead, Hunter and Villers provide that The Middlefield Banking Company shall also obtain and maintain health insurance coverage for the lifetime of those directors and their spouses if the coverage can be obtained on commercially reasonable terms. A director forfeits all benefits under the Director Retirement Agreement if he or she is not nominated for reelection because of the director's neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or wilful violation of significant bank policies, or if the director is removed by order of the FDIC.

         The board of directors recommends a vote "FOR" election of the identified nominees to serve as directors until the 2005 annual meeting or until their successors are elected and qualified

         Executive Officers. The executive officers of Middlefield and the bank who do not also serve as Middlefield directors are--

Name                               Age    Principal occupation in the last 5 years
--------------------------------   ---    -------------------------------------------------------------------------
Jay P. Giles ...................   51     Mr. Giles is Senior Vice President -- Senior Commercial Lender.  He
                                          joined the bank in September 1998, having previously served as Vice
                                          President and Senior Commercial Lender at Huntington National Bank in
                                          Burton, Ohio since 1985

Teresa M. Hetrick ..............   38     Ms. Hetrick is Senior Vice President -- Operations/Administration.  Ms.
                                          Hetrick served as Vice President and Secretary of First County Bank in
                                          Chardon, Ohio before joining the bank in December 1996

Jack L. Lester .................   55     Mr. Lester is Vice President -- Compliance and Security Officer.  He
                                          joined the bank in August 1990 as a loan officer and has served in his current position since 1991

Nancy C. Snow ..................   66     Ms. Snow is Vice President, Secretary and Branch Manager.  She has been with the bank since 1979, and has served in her current capacities since the mid-1980s

Donald L. Stacy ................   48     Mr. Stacy joined the bank in August 1999 and serves as its Chief
                                          Financial Officer.  On October 30, 2000 he was appointed as the
                                          Treasurer and Chief Financial Officer of Middlefield.  He previously served for twenty years with Security Dollar Bank and Security Financial
                                          Corp. in Niles, Ohio, where he was Senior Vice President and Treasurer

Alfred F. Thompson, Jr. ........   42     Mr. Thompson is Vice President -- Senior Retail Lender.  Mr. Thompson has
                                          been with the bank since March 1996.  He was promoted from loan officer to Assistant Vice President in 1997, and promoted again to his current position in July 1998.  Before joining the bank, Mr. Thompson served as
                                          Loan Officer in the Small Business Group of National City Bank, Northeast

         Executive Compensation. The following table shows compensation for services in all capacities for the fiscal years ended December 31, 2001, 2000, and 1999 for the President and Chief Executive Officer and for the other executive officers whose salary and bonus exceeded $100,000 during 2001. None of Middlefield's executive officers receives any cash remuneration from Middlefield. All of the cash remuneration reflected in the table to follow was paid by the bank. Because Middlefield's business is expected to consist for the foreseeable future of acting merely as the holding company for The Middlefield Banking Company, Middlefield expects that no separate cash compensation will be paid to officers of Middlefield in addition to compensation paid to them by The Middlefield Banking Company.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                          --------------------------------------

                                          Annual Compensation                        Awards              Payouts
                               ---------------------------------------    --------------------------     -------
                                                                                             (#)
                                                              ($)             ($)         Securities       ($)            ($)
Name and                           ($)        ($)         Other Annual     Restricted     Underlying      LTIP         All Other
Principal Position    Year     Salary/(1)/  Bonus/(2)/    Compensation    Stock Awards     Options       Payouts   Compensation/(4)/
--------------------  ----     -----------  ----------    ------------    ------------    ----------     -------   -----------------
Thomas G. Caldwell    2001     $  123,700   $     500         (3)                   --             0         --       $       10,003
President and Chief   2000     $  118,300   $   7,169         (3)                   --         2,500         --       $        9,823
Executive Officer     1999     $  110,456   $       0         (3)                   --         1,000         --       $        9,733

James R. Heslop, II   2001     $  112,850   $     500         (3)                   --             0         --       $        1,754
Executive Vice        2000     $  102,750   $   7,169         (3)                   --         2,500         --       $        1,354
President             1999     $   87,784   $       0         (3)                   --           500         --       $        1,086

(1) Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) plan. Also includes fees for service as a director of Middlefield or the bank.
(2) Represents profit-sharing distributions earned. Profit-sharing distributions are made shortly after the end of the year in which earned.
(3) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.
(4) Represents matching contributions under the bank's 401(k) plan and, for Mr. Caldwell alone, the $6,700 dollar value of insurance premiums paid in each of 1999, 2000, and 2001. Mr. Caldwell's 401(k) plan matching contribution in 2001 was $ 3,303.

         Director George F. Hasman held the title of President until October 2000, but he did not serve as a full-time officer or employee. Mr. Hasman did not receive compensation in his capacity as President. Instead, his compensation was limited solely to the compensation he received as a director. In his capacity as a director, Mr. Hasman was granted in 1999 an option to acquire 1,000 shares of Middlefield common stock. The option is currently exercisable in full, at the exercise price of $31.75 per share. In December 2000 he received an option to acquire an additional 390 shares of Middlefield common stock, exercisable at $24 per share.

         Life Insurance. Mr. Caldwell is the owner of a life insurance policy for which The Middlefield Banking Company pays an annual premium of $6,700. Issued in October 1995, the policy provides for an initial death benefit of $250,000, increasing over time. Under a separate collateral assignment agreement, Mr. Caldwell has assigned his interest in the policy to the bank as security for the bank's interest in the policy death benefits. At Mr. Caldwell's death, the bank will be reimbursed for premiums paid. Mr. Caldwell's beneficiaries will receive the remainder of the policy death benefits.

         Bank officers have life insurance benefits under a group term life insurance program, paying benefits to the officer's beneficiaries if the officer dies while employed by the bank, up to the lesser of (1) twice the officer's annual salary at the time of death or (2) $240,000.

         Stock Option Plan. Middlefield's 1999 Stock Option Plan provides for the grant of options to acquire a maximum of 114,866 shares of common stock. Options granted under the plan can be either incentive stock options or non-qualified stock options. Options to acquire 20,390 shares of Middlefield common stock were issued and outstanding as of March 25, 2002. The 1999 Stock Option Plan also allows for the grant of stock appreciation rights, restricted stock and performance unit awards, but the only grants made under the plan so far are stock option grants.

         Under the stock option plan, qualified stock options -- also commonly known as incentive stock options or ISOs -- may be granted to Middlefield's or the bank's officers and employees, and non-qualified stock options may be granted to directors, officers and employees. No one individual may be granted options to acquire more than 20% of the total shares acquirable by exercise of options that may be granted under the plan. Similarly, all non-employee directors as a group may be granted options to acquire no more than 20% of the total shares acquirable by exercise of options that may be granted under the plan. The stock option plan has a ten-year term, and it provides that options to acquire no more than 10% of the total shares acquirable under the plan may be granted in any one year. The plan is administered by a committee of at least 2 directors.

         A qualified stock option, or incentive stock option, is an option that satisfies the terms of Section 422 of the Internal Revenue Code of 1986. All other options granted under the stock option plan are non-qualified options. All options granted to officers and employees under the plan to date are incentive stock options, and all options granted to non-employee directors are non-qualified options. The exercise price of incentive stock options must be no less than the fair market value of the shares on the date of grant (or 110% of fair market value in the case of any incentive stock option grant to a holder of more than 10% of Middlefield's common stock), and the exercise price of non-qualified stock options must be no less than book value at the end of the most recent fiscal year.

         The committee administering the stock option plan determines the vesting schedule of stock options. All stock options granted to date become fully exercisable one year after the date of grant. Options granted under the plan are not transferable except by will or the laws of descent and distribution, and are exercisable during the option grantee's lifetime by the option grantee only. Exercisable options not exercised within three months after termination of the option holder's service expire, except in the case of the option holder's death, in which case they expire after one year. If the option holder's service is terminated for cause, all of his options expire immediately. However, unexercisable options become fully exercisable if a tender offer for Middlefield common stock occurs or if Middlefield's shareholders approve an agreement whereby Middlefield ceases to be an independent, publicly owned company or whereby Middlefield agrees to sale of substantially all of its assets. If a merger occurs and Middlefield is not the surviving entity, option holders have the right to receive in exchange for the value of their options the cash or other consideration paid in the merger.

         No stock options were granted in 2001. The following table shows the number of shares of Middlefield common stock acquired during 2001 or acquirable upon exercise of options by the individuals named in the Summary Compensation Table. The table also indicates the extent to which the options were exercisable at December 31, 2001, as well as the approximate value of the options based on the estimated fair market value of Middlefield common stock on December 31, 2001.

                                                               Securities underlying unexercised    Value of in-the-money options at
                                                                  options at fiscal year end              fiscal year end(1)
                                                               ---------------------------------    --------------------------------
                         Shares acquired
Name                       on exercise      Value realized     Exercisable         Unexercisable    Exercisable        Unexercisable
----------------------  -----------------  -----------------  ------------------  ---------------- ---------------  ----------------
Thomas G. Caldwell              0                 --              3,500                  0          $     8,750             N/A

James R. Heslop, II             0                 --              3,000                  0          $     8,750             N/A

(1) Value of unexercised options equals the estimated fair market value of a share acquirable upon exercise of an option at December 31, 2001, less the exercise price per share, multiplied by the number of shares acquirable upon exercise of the options. The stock options granted to Mr. Caldwell and Mr. Heslop in 1999 are exercisable at the price of $31 per share. The stock options granted to Messrs. Caldwell and Heslop in 2000 have an exercise price of $24 per share. Middlefield common stock is not actively traded and is not authorized for quotation or trading on any exchange or on Nasdaq. Solely for purposes of the table and for no other purpose, Middlefield estimated the per share market value of Middlefield common stock on December 31, 2001 as $ 27.50. This is an estimate only and does not necessarily reflect actual transactions in Middlefield common stock. The estimate does not necessarily reflect the price shareholders could obtain upon sale of their stock or the price at which shares of Middlefield common stock may be acquired. The estimate should not be taken to represent management or the board's estimate of the intrinsic value or appropriate market value of the common stock.

         Retirement Plan. Neither Middlefield nor the bank maintains a defined benefit or actuarial plan providing retirement benefits for officers or employees based on actual or average final compensation. The bank maintains a section 401(k) employee savings and investment plan for substantially all employees and officers of the bank who have more than one year of service. The bank's contribution to the plan is based on 50% matching of voluntary contributions, up to 6% of compensation. An eligible employee may contribute up to 15% of his or her salary. Employee contributions are vested at all times. Bank contributions are fully vested after 6 years, vesting in 20% annual increments beginning with the second year.

         Profit-Sharing Plan. In 1999 the bank adopted a profit-sharing plan to reward employees with additional cash compensation if the bank's return-on-equity improves from one year to the next. The plan may be terminated by the board at any time. All employees are eligible to receive a profit-sharing distribution. Profit-sharing distributions are made in the first quarter of the year if the bank's return-on-equity in the preceding year satisfied plan thresholds. That is, a profit-sharing distribution will not be made unless the bank's return-on-equity for the preceding year exceeded the average return-on-equity in the three years before the last year. Return-on-equity is calculated on an adjusted basis. Total equity is first increased or decreased as necessary to an amount that equals 9% of assets, a normalized or base equity-to-assets ratio. Net income is then decreased by the average after-tax yield on the excess capital over 9%, or increased by the after-tax yield on the difference between 9% capital and actual capital. A similar adjustment is made to account for "leverage borrowed funds," if any, which are borrowings entered into as investment arbitrage. The bank's board may also make other adjustments of the net income figures employed in the return-on-equity calculations, accounting for such things as gains or losses on sale of securities, extraordinary acquisition costs, and the like. If the adjusted return-on-equity figure for the last year exceeds the average return-on-equity, similarly adjusted, for the three years before the last year, a profit-sharing distribution will be made.

         A portion of net income representing the last year's improvement in return-on-equity is set aside for profit-sharing distributions. The portion to be set aside is determined by the board at the beginning of each year. The board fixed the percentage at 25% in early 2001, and it has fixed the percentage at 25% for purposes of profit-sharing plan calculations based on return-on-equity in 2002. Distribution of the aggregate profit-sharing benefit is then allocated among employees based on a combination of objective factors, such as departmental and functional objectives, and subjective factors, such as an individual's annual performance evaluation. The objective factors considered are determined at the beginning of each year by the senior executive officers, taking into account the bank's strategic goals and objectives for the year. The distribution of profit-sharing benefits to employees is determined by the board's compensation committee, with the recommendation of the senior executive officers. But distribution to the senior executive officers is determined solely by the compensation committee.

         Severance Agreements. Neither the bank nor Middlefield has written employment agreements with officers. Effective November 28, 2001 Middlefield entered into severance agreements with six officers, including Messrs. Caldwell and Heslop, replacing Messrs. Caldwell's and Heslop's October 8, 1996 severance agreements. The initial term of the new severance agreement is three years, renewing each year for an additional one-year term unless the board determines that the executive has not met the requirements and standards of the board and that the term therefore will not be extended.

         The severance agreements provide that the executive will be entitled to severance compensation if two conditions are satisfied --

         1)     a change in control occurs during the agreement's term, and
         2) the executive is involuntarily terminated within two years after the change in control or the executive voluntarily terminates employment for "good reason" within two years after the change in control.

         The severance compensation will be paid in a lump sum in cash within five days after termination of the executive's employment. The amount of the severance compensation is twice the executive's annual compensation, meaning the executive's (1) base salary at the time of the change in control or at the time of termination of employment, whichever amount is higher, and (2) average bonus and incentive compensation in the three years preceding the year in which the change in control occurred. The severance compensation is not discounted to present value. The executive is also entitled to continued life, health, and disability insurance coverage for 24 months, and accelerated vesting of benefits under benefit plans. Middlefield has also agreed to pay up to $500,000 of legal fees incurred by the executives associated with the interpretation, enforcement, or defense of their rights under the severance agreements if Middlefield initiates the legal proceeding but the executive prevails.

         The term "change in control" can be defined in a variety of ways from one corporation to the next and from one benefit plan to the next. Under the severance agreements, a change in control means any of the following events occur --

         . Merger: Middlefield merges into or consolidates with another corporation, or merges another corporation into Middlefield, with the result in either case that less than a majority of the total voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were Middlefield shareholders immediately before the merger or consolidation, or

         . Acquisition of Significant Share Ownership: a person or group of persons acting in concert acquires the power to vote 15% or more of Middlefield's common stock, or

         . Change in Board Composition: during any period of two consecutive years, individuals who constituted Middlefield's board at the beginning of the two-year period (including directors later elected by the board, or later nominated by the board for election by shareholders, by a vote of at least two-thirds (_) of the directors who were directors at the beginning of the period) cease for any reason to constitute a majority, or

         . Sale of Assets: Middlefield sells to a third party substantially all of its assets.


         If the executive terminates employment for "good reason" within two years after a change in control, he will be entitled to severance benefits just as if he were terminated involuntarily and without cause. Under the severance agreements, "good reason" includes occurrence of any of the following events without the executive's written consent --

         . Change in Status: an adverse change in the executive's status, title, position or responsibilities, or

         . Salary Reduction: a reduction in the executive's annual compensation, or

         . Reduction of Benefits. the executive's benefits under employee benefit plans are materially reduced, or

         . Liquidation or Merger: Middlefield merges with another entity, or transfers substantially all of its assets, or liquidates, unless the successor entity assumes all obligations under the severance agreements, or

         . Relocation of the Executive: the executive's principal place of employment is relocated outside of Middlefield, Ohio.

         For a limited time after a change in control, the executive would also be entitled to severance compensation under the agreements if he terminates employment voluntarily with or without good reason. The period during which an executive may terminate employment for any reason or for no reason without forfeiting severance benefits begins 12 months after the change in control and continues for a period of 90 days. An executive terminated for cause is entitled to no severance compensation.

         Comparative Performance Graph. The graph below compares the cumulative total shareholder return on Middlefield common stock to the cumulative total return of the Nasdaq Total US Index and the SNL Financial LC index of 163 commercial banks and bank holding companies for which bid prices or trades are reported in the "pink sheets" of the National Quotation Bureau, LLC, a static paper-quotation medium printed weekly and distributed to broker/dealers, or on the OTC Bulletin Board, an electronic, screen-based market maintained by the National Association of Securities Dealers, Inc.'s subsidiary, NASD Regulation, Inc. The following comparison covers the period from June 16, 2001, the day Middlefield's common stock became registered under the Securities Exchange Act of 1934, to December 31, 2001. The graph assumes that $100 was invested on June 16, 2001 and that all dividends were reinvested.

                   COMPARISON* OF THE CUMULATIVE TOTAL RETURN
                                       OF
                             MIDDLEFIELD BANC CORP.,
                THE SNL $100M - $500M OTC-BB AND PINK BANK INDEX,
                           AND THE NASDAQ - TOTAL US**
                     FROM JUNE 16, 2001 TO DECEMBER 31, 2001

                                                                                    Period Ending *
                                                                 ----------------------------------------------------
                                                                  6/16/2001     6/30/2001    9/30/2001     12/31/2001
 ------------------------------------------------------------    ----------    ----------    ----------    ----------
  NASDAQ - Total US**/(1)/ ..................................    $   100.00    $   106.72    $    74.04    $    96.25

  SNL $100 - $500M OTC-BB and Pink Bank Index/(1)/ ..........    $   100.00    $   100.62    $   103.31    $   107.36

  Middlefield Banc Corp./(1)/ ...............................    $   100.00    $   100.00    $    88.16    $    93.20

                * Source: SNL Financial LC, Charlottesville, Virginia
                ** Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002.

         (1) Middlefield is not among the approximately 4,000 companies included in the NASDAQ - Total US index. The SNL Securities $100M - $500M OTC-BB and Pink Bank Index is a market-weighted index that includes 163 commercial banks and bank holding companies with total assets between $100 million and $500 million, whose stocks trade over-the-counter on the OTC Bulletin Board or in the National Quotation Bureau, LLC's pink sheets. Middlefield Banc Corp. is included in the SNL $100M - $500M OTC-BB and Pink Bank Index.

         Middlefield common stock is traded very infrequently. Although there is no established market for the common stock, bid prices are quoted from time to time under the symbol "MBCN" on the National Quotation Bureau, LLC's pink sheets.

         Compensation Committee Report. The members of the compensation committee are Directors Frank, Halstead, Paul, and Villers, with Director Villers acting as committee chairman. The committee recommends the compensation of executive officers of Middlefield and the bank, subject to approval by the full board. Messrs. Caldwell and Heslop do not participate in board deliberations and voting concerning their own compensation.

         The committee's executive compensation policies are designed to provide competitive levels of compensation to executive officers, rewarding them for individual performance and for Middlefield's performance as a whole. Each executive officer's performance during the fiscal year is reviewed individually by the committee, focusing primarily upon --

         .      the amount and quality of work performed,

         .      overall skill levels and supervisory skills,

         .      dependability and attendance,

         .      demonstrated initiative, and

         .      overall value to Middlefield.

         The committee's review takes into account performance of Middlefield and the bank. The committee employs no fixed criteria, goals, or standards to establish compensation of individual officers. The committee's determinations about executive compensation are subjective, although allocation among all employees -- including executive officers -- of a profit-sharing distribution for a given year is influenced not only by subjective performance evaluations but also by more objective standards having to do with the bank's strategic goals and objectives for the year, as determined by the senior executive officers at the beginning of each year. Based on its subjective evaluation of individual and corporate performance factors, the committee recommends to the full board executive officer salary levels for the coming year. Although the bank has paid discretionary bonuses in the past and may do so again, bonuses are the exception rather than the rule, and the decision whether to pay bonuses is a subjective one on the part of the board. Executive officers also receive matching contributions under the 401(k) savings and investment plan, and they may receive profit-sharing distributions if plan return-on-equity criteria are satisfied, as discussed under the subheading " -- Profit-Sharing Plan." The amount of an executive officer's profit-sharing distribution is based on the compensation committee's analysis of a combination of objective and subjective factors, without fixed weights given to the various factors considered.

         The compensation committee also administers the 1999 Stock Option Plan. Stock options are an important part of a competitive compensation package, creating a direct, personal incentive for officers to promote growth in a company's stock price. The value of stock options to officers increases as the price of the underlying stock increases beyond the option exercise price, aligning officers' financial interests more closely with shareholders' interests. But the market for financial stocks generally, and micro-cap financial stocks in particular, has been stagnant for some time. Moreover, having been registered under section 12 of the Securities Exchange Act of 1934 for less than one year, Middlefield's common stock is not widely followed and is traded very infrequently. No stock options were granted in 2001, but executive officers hold a substantial number of vested, exercisable stock options granted in 1999 and 2000. Some of those exercisable options have exercise prices exceeding recent bid prices for Middlefield common stock. As Middlefield's public profile increases over time and as the market for financial stocks recovers, the committee believes that the value of stock options held by executive officers will increase in the years ahead.

         Thomas G. Caldwell's 2001 salary was based on the committee's subjective determinations concerning his performance and overall corporate performance. Under Mr. Caldwell's guidance in the past year, Middlefield has continued to achieve disciplined and conservative growth while economic conditions at the national level have become increasingly challenging and turbulent. Return-on-equity in 2001 exceeded the average return on equity for 1998, 1999, and 2000, and as a consequence a profit-sharing distribution was made in the first quarter of 2002 to bank employees, including executive officers.

         The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless certain conditions are satisfied. Salary and bonus amounts deferred by executives are not subject to section 162(m). Currently, remuneration is not expected to exceed $1.0 million for any employee. Therefore, compensation should not be affected by the qualifying compensation regulations. The compensation committee and Middlefield's board of directors intend to maintain executive compensation within the section 162(m) deductibility limits, but could permit compensation exceeding the section 162(m) limits in the future.

         Submitted by the Compensation Committee--

                  Frances H. Frank
                  Thomas C. Halstead
                  Martin S. Paul
                  Donald E. Villers (committee chairman)

         Compensation Committee Interlocks and Insider Participation. None of the members of the compensation committee has served as an officer or employee of Middlefield or the bank. During 2001, certain directors and executive officers of Middlefield and The Middlefield Banking Company, and associates of such persons, were customers of and had banking transactions with The Middlefield Banking Company in the ordinary course of business. Middlefield expects that these relationships and transactions will continue in the future. All loans and commitments to lend included in these transactions were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by Middlefield or The Middlefield Banking Company. The existing transactions do not involve more than the normal risk of collectability or present other unfavorable features.

Second Proposal -- Ratification of Appointment of Independent Auditor

         Middlefield's independent auditor for the year ended December 31, 2001 was S.R. Snodgrass, A.C. With the recommendation of the audit committee, S.R. Snodgrass, A.C. has been appointed by the board, subject to shareholder ratification, to continue as independent auditor for the current fiscal year ending December 31, 2002.

         We expect one or more representatives of S.R. Snodgrass, A.C. to be present at the annual meeting. The representative of S.R. Snodgrass, A.C. will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

         Audit Fees. The aggregate fees billed for professional services rendered by S.R. Snodgrass, A.C. for the audit of Middlefield's annual financial statements for the year ended December 31, 2001 and for S.R. Snodgrass, A.C.'s reviews of the financial statements included in Middlefield's Forms 10-Q filed with the Securities and Exchange Commission during 2001 were $41,427.

         Financial Information Systems Design and Implementation Fees. In 2001 S.R. Snodgrass, A.C. performed no services and therefore billed no fees relating to operating or supervising the operation of Middlefield's information systems or local area network or for designing or implementing Middlefield's financial information management systems.

         All Other Fees. The aggregate fees billed for other services rendered to Middlefield by S.R. Snodgrass, A.C. in 2001 were $35,533, including tax preparation services and assistance with registration of Middlefield's equity securities under the Securities Exchange Act of 1934.

         Auditor Independence. The audit committee of the board believes that the non-audit services provided by S.R. Snodgrass, A.C. are compatible with maintaining the auditor's independence. None of the time devoted by S.R. Snodgrass, A.C. on its engagement to audit Middlefield's financial statements for the year ended December 31, 2001 is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, A.C.

         The board of directors recommends a vote "FOR" ratification of the appointment of S.R. Snodgrass, A.C. as Middlefield's independent auditor for the fiscal year ending December 31, 2002

Shareholder Proposals

         The proxy is solicited by management and confers discretionary authority to vote on any matters that properly come before the annual meeting or any adjournments thereof. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly presented at the 2002 annual meeting, the persons named as proxies will vote thereon in accordance with their best judgement.

         Shareholders desiring to submit proposals for inclusion in Middlefield's proxy materials for the 2003 annual meeting must submit the proposals to Middlefield at its executive offices no later than December 8, 2002. We will not include in our proxy statement or form of proxy for the 2003 annual meeting a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by Securities and Exchange Commission regulations.

         If a shareholder intends to present a proposal at the 2003 annual meeting without seeking to include the proposal in Middlefield's proxy materials for that meeting, the shareholder must give advance notice to Middlefield. According to Article I, section 8 of Middlefield's regulations, the shareholder must give notice at least 60 days before the date in 2003 corresponding to the mailing date of this proxy statement for the 2002 annual meeting. This proxy statement is being mailed to shareholders on or about April 8, 2002. Accordingly, a shareholder who desires to present a proposal at the 2003 annual meeting without seeking to include the proposal in Middlefield's proxy materials for that meeting should provide notice of the proposal to Middlefield no later than February 6, 2003. If the shareholder fails to do so, Middlefield's management proxies for the 2003 annual meeting will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in Middlefield's proxy materials. Shareholders who desire to submit a proposal for the 2003 annual meeting without seeking to include the proposal in Middlefield's proxy materials for that meeting should refer to Article I, section 8 of Middlefield's regulations for information concerning the procedures for submitting proposals, including information required to be provided by shareholders submitting proposals.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires Middlefield's directors and executive officers, as well as any persons who own more than 10% of a registered class of Middlefield's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Middlefield stock. Based solely on review of the copies of such reports furnished to Middlefield and written representations to Middlefield, to Middlefield's knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2001.

General

         The persons named in the proxy will vote all properly executed proxies. If a shareholder specifies on such proxy a choice with respect to a proposal to be acted upon, the proxy will be voted in accordance with such specifications. If no choice is specified, the proxy will be voted FOR election of the nominees identified herein, and FOR ratification of Middlefield's independent auditor.

         The cost of solicitation of proxies will be borne by Middlefield. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of The Middlefield Banking Company may solicit proxies personally or by telephone without additional compensation.

         The board is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the annual meeting.

Information Available to Shareholders

         Our annual report is being mailed to shareholders with this proxy statement. Additional copies of the Annual Report may be obtained without charge by writing to Ms. Nancy C. Snow, Vice President and Secretary, Middlefield Banc Corp., PO Box 35, 15985 East High Street, Middlefield, Ohio 44062. Middlefield files periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains an Internet web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
                            _________________________

         A COPY OF MIDDLEFIELD BANC CORP.'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST
TO: MR. DONALD L. STACY, CHIEF FINANCIAL OFFICER AND TREASURER, MIDDLEFIELD BANC CORP., 15985 EAST HIGH STREET, MIDDLEFIELD, OHIO 44062.
                            _________________________

                         Charter of the Audit Committee               Appendix A
                            of the Board of Directors
                            of Middlefield Banc Corp.

I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

..        Monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

..        Monitor the independence and performance of the Corporation's independent auditors and internal auditing department.

..        Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

..        Report to the Board of Directors.

..        Encourage adherence to, and continuous improvement of, the
         Corporation's policies, procedures, and practices at all levels.

..        Review areas of potential significant financial risk to the
         Corporation.

..        Monitor compliance with legal and regulatory requirements.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

         The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

II.      Audit Committee Composition and Meetings

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in seminars, conferences, round tables, and other educational programs conducted by the Corporation or an outside company.

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing

                                   Page A-1
department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its chair, should communicate with management and the independent auditors quarterly to review the Corporation's financial statements and significant findings based upon the auditors' limited review procedures.

III.     Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2. Review the Corporation's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

         3. In consultation with the management, the independent auditors, and internal auditors consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses including the status of previous recommendations.

         4. Review with financial management and the independent auditors the Corporation's quarterly financial results prior to the release of earnings and/or the Corporation's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees for independent auditors and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditor firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Corporation that could impair the auditors' independence.

         8. Review the independent auditor's audit plan - discuss scope, staffing locations, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

                                    Page A-2

         10. Consider the independent auditors' judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         11. Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Corporation's financial statements.

         12. Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Corporation.

         13. Inquire as to the independent auditor's views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

         Internal Audit Department and Legal Compliance

         14. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department as needed.

         15. Review the appointment, performance, and replacement of the senior internal audit executive.

         16. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         17. On at least an annual basis, review with the Corporation's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Corporation's compliance with applicable laws and regulations, including corporate securities trading policies, and inquiries received from regulators or governmental agencies.

         18. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Corporation. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

         Other Audit Committee Responsibilities

         19. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the annual proxy statement of the Corporation./1/

         20. Perform any other activities consistent with this charter, the Corporation's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         21. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         22. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and, ensure that management has the proper review system in place to ensure that the

______________

         /1/The SEC requires that the Audit Committee issue a report to shareholders stating whether they have:
..        Reviewed and discussed the audited financial statements with management;
..        Discussed with the independent auditors the matters required to be discussed by SAS 61; and
..        Received certain disclosures from the auditors regarding their independence as required by the ISB 1 and then include a statement if based on this review if the audit committee recommended to the board to include the audited financial statements in the annual report filed with the SEC.

                                    Page A-3

                Corporation's financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

         23. Periodically perform self-assessment of audit committee performance.

         24. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of director and officer related party transactions and potential conflicts of interest.


                                    Page A-4

                    Proxy Solicited by the Board of Directors
                         Annual Meeting of Shareholders
                             Middlefield Banc Corp.

     The undersigned shareholder of Middlefield Banc Corp. hereby constitutes and appoints Donald D. Hunter and George F. Hasman, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of Middlefield Banc Corp. to be held on May 15, 2002 and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote upon all matters referred to herein and in their discretion upon any other matters that properly come before the Annual Meeting:

                                                                                                      Withhold Vote
 Proposal -- Election of Directors                                              For All Nominees     for All Nominees
------------------------------------------------------------------------------------------------------------------------
1)   To elect the three nominees identified below as directors for terms of three years and until their successors are elected
     and qualified ........................................................            [_]                 [_]

     Instruction: To withhold your vote for any individual nominee, strike a line through the nominee's name: Frances H. Frank
                 Thomas C. Halstead     Donald E. Villers

Other Proposals                                                                      For      Against      Abstain
----------------------------------------------------------------------------     ---------  ---------- ---------------
2)   To ratify the appointment of S.R. Snodgrass, A.C. as independent
     auditor for the fiscal year ending December 31, 2002 .....................       [_]       [_]         [_]

     The board recommends a vote FOR election of the identified nominees and FOR proposal 2

     The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted "FOR" election of the nominees identified above and "FOR" proposal 2. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The board knows of no other business to be presented at the meeting.

     The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report.

                                           _______________________________
Dated: _________________________, 2002     Signature


                                           _______________________________
                                           Signature

                                           (Please sign exactly as your name
                                           appears on this card. If shares are
                                           held jointly, each holder should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee,
                                           guardian, or in another
                                           representative capacity, please give
                                           your full title. If a corporation,
                                           please sign in full corporate name by
                                           the President or other duly
                                           authorized officer. If a partnership,
                                           please sign in partnership name by a
                                           duly authorized person (general
                                           partner).)

     Please mark, sign, date and return this proxy promptly using the postage-paid, self-addressed envelope provided